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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported):  April 15, 2000

                              HEADHUNTER.NET, INC.
               (Exact Name of Registrant as Specified in Charter)

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
              Georgia                             000-27003                         58-2403177

    (State or Other Jurisdiction          (Commission File Number)                 (IRS Employer
         of Incorporation)                                                      Identification No.)
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                              HeadHunter.NET, Inc.
                          333 Research Court, Suite 200
                             Norcross, Georgia 30092

          (Address of Principal Executive Offices, including Zip Code)


Registrant's telephone number, including area code:  (770) 349-2400

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

Agreement and Plan of Merger

         On April 15, 2000, HeadHunter.NET, Inc. (the "Corporation") entered into an Agreement and Plan of Merger (the "Merger Agreement") under which Career Mosaic Inc., a Delaware corporation ("Career Mosaic"), shall merge (the "Merger") with and into Resume Acquisition Corporation, a wholly owned subsidiary of the Corporation. In the Merger, each share of common stock of Career Mosaic will be converted into 750 shares of the Corporation's common stock. An aggregate of 7,500,000 shares of the Corporation's common stock will be issued in the Merger, which represents approximately 40% of the Corporation's fully diluted shares after the Merger. The Merger is subject to certain closing conditions, including regulatory approvals, approval by the Corporation's shareholders and attainment of certain revenue goals for the quarter ended June 30, 2000. A copy of the Merger Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

         In connection with the Merger, the Corporation has adopted a Shareholder Protection Rights Agreement, the terms of which are more fully described below.

         In accordance with the Merger Agreement, ITC Holding Company, Inc., a significant shareholder of the Corporation, and Robert M. Montgomery, Jr., President and Chief Executive Officer and a director of the Corporation, signed a Support Agreement dated April 15, 2000 under which ITC and Mr. Montgomery have agreed to vote all shares held of record by them on the record date declared to determine the shareholders entitled to vote on the Merger in favor of the Merger. Collectively, ITC and Mr. Montgomery hold approximately 5.4 million shares, or 49.4%, of the outstanding common stock of the Corporation as of the filing date hereof. The Support Agreement may only be terminated after the earlier of the effective date of the Merger or the termination of the Merger Agreement. A copy of the Support Agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Shareholder Protection Rights Agreement

         On April 15, 2000, the Board of Directors of the Corporation declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of common stock (the "Common Shares"), of the Corporation. The dividend is payable on April 27, 2000 (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Corporation one one-thousandth of a share of Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Corporation, at a price of $200 per one one-thousandth of a Preferred Share (the "Exercise Price"), subject to adjustment. The description and terms of the Rights are set forth in the Shareholder Protection Rights Agreement, as the same may be amended from time to time (the "Rights Agreement"), dated as of April 15, 2000 between the Corporation and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

Separation Time

         Until the date on which certain events take place (the "Separation Time"), the Rights will be evidenced by, with respect to any Common Share certificate outstanding on the Record Date, such Common Share and a Summary of Rights mailed to each holder of record on the Record Date. The term "Separation Time" means the close of business on the earlier of (a) the tenth business day (or such earlier or later date as may be determined by the Board of Directors of the


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Corporation) following a public announcement by the Corporation that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding Common Shares (collectively, an "Acquiring Person") (the "Flip-in Date") or (b) the tenth business day (or such later date as may be determined by the Board of Directors of the Corporation) after the date on which any person or group of affiliated or associated persons commences a tender or exchange offer the consummation of which would result in the beneficial ownership by such Person of 15% or more of such outstanding Common Shares. However, an Acquiring Person does not include (a) any person who is the beneficial owner of 15% or more of the outstanding Common Shares on April 15, 2000 (the date of adoption of the Rights Agreement) or who acquires 15% or more of the outstanding Common Shares in the Merger, unless such person shall thereafter acquire beneficial ownership of additional Common Shares, (b) a person who acquires beneficial ownership of 15% or more of the outstanding
Common Shares without any intention to affect control of the Company and who thereafter promptly divests sufficient shares so that such person ceases to be the beneficial owner of 15% or more of the outstanding Common Shares, or (c) a person who is or becomes a beneficial owner of 15% or more of the outstanding Common Shares as a result of an option granted by the Company in connection with an agreement to acquire or merge with the Company prior to a Flip-In Date.

Transfer of Rights and Certificates

         The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Common Shares. Until the Separation Time (or the earlier termination or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Separation Time (or the earlier termination or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Separation Time, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Separation Time, and such separate Right Certificates alone will evidence the Rights.

Exercise Period

         The Rights are not exercisable until the Separation Time. After the Separation Time and prior to the Expiration Time, each Right (unless previously terminated) will entitle the holder to purchase, for the Exercise Price, one one-thousandth of a share of the Preferred Shares having the rights described below. The Rights will expire on the Expiration Time, unless the Expiration Time is extended, or the Rights are earlier terminated by the Corporation. The term "Expiration Time" is defined in the Rights Agreement and generally means April 15, 2010, unless the Rights are sooner exchanged or terminated.

Adjustments

         The Exercise Price payable, and the number of outstanding Rights and the number of one one-thousandth interests in Preferred Shares issuable upon exercise of each Right, are subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Separation Time.


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         If prior to the Separation Time, the Corporation distributes securities or assets in exchange for Common Shares (other than regular cash dividends or a dividend paid solely in Common Shares) whether by dividend, reclassification or otherwise, the Corporation shall make such adjustments, if any, in the Exercise Price, number of Rights and otherwise as the Board of Directors deems appropriate.

Exercise of Rights for Common Stock

         At a Flip-in Date, Rights owned by the Acquiring Person or any affiliate or associate thereof or any transferee thereof will automatically become void and, subject to the Exchange Option summarized below, each other Right will automatically become a right to buy, for the Exercise Price, that number of Common Shares having a market value of twice the Exercise Price. Instead of issuing Common Shares upon exercise of a Right following a Flip-in Date, the Corporation may substitute cash, property, a reduction in the Exercise Price, Preferred Shares or other securities (or any combination of the above) having a value equal to the Common Shares which would otherwise be issuable. After a Flip-in Date occurs, the Corporation may not consolidate or merge with, or sell 50% or more of its assets or earning power to, any person, if the Corporation's Board of Directors is controlled by the Acquiring Person, unless proper provision is made so that each Right would thereafter become a right to buy, for the Exercise Price, that number of shares of common stock of such other person having a market value of twice the Exercise Price.

Optional Exchange of Rights

         At any time after a Flip-in Date occurs and prior to the time a person or group of persons become the beneficial owner of more than 50% of the outstanding Common Shares, the Board of Directors of the Corporation may elect to exchange all of the outstanding Rights (other than Rights owned by such person or group which have become void), for shares of Common Shares at an exchange ratio (subject to adjustment) of one Common Share per Right (the "Exchange Option").

Termination of Rights

         At any time prior to a Flip-in Date, the Board of Directors of the Corporation may terminate the Rights. Immediately upon any termination of the Rights, the right to exercise the Rights will terminate.

Amendments

         The Corporation and the Rights Agent may amend the Rights Agreement in any respect prior to the occurrence of a Flip-in Date. Thereafter, the Corporation and the Rights Agent may amend the Rights Agreement (i) in any respect which shall not materially adversely affect the interests of holders of Rights generally, (ii) to cure an ambiguity or (iii) to correct or supplement any provision which may be inconsistent with any other provision or otherwise defective.

Rights Prior to Exercise

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

Documents and Effect of This Summary


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         A copy of the Rights Agreement is attached as Exhibit 99.3 to this
Current Report on Form 8-K. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      None.

         (b)      None.

         (c) The following exhibits are filed as part of this Current Report on Form 8-K:

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      EXHIBIT NO.                           DESCRIPTION
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
         99.1 Agreement and Plan of Merger dated April 15, 2000 among the Corporation, Resume Acquisition Corporation, ITC Holding Company, Inc., Omnicom Group Inc., Bernard Hodes Group Inc. and Career Mosaic Inc.

         99.2         Support Agreement dated April 15, 2000 among the Corporation,
                      ITC Holding Company, Inc., Robert M. Montgomery, Jr. and
                      Bernard Hodes Group Inc.

         99.3         Shareholder Protection Rights Agreement dated as of April 15,
                      2000, between the Corporation and American Stock Transfer &
                      Trust Company, as Rights Agent.

         99.4         Press Release dated April 17, 2000.

         99.5         Press Release, dated April 17, 2000.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HEADHUNTER.NET, INC.


                                            By:      /s/ Mark W. Partin
                                               ---------------------------------
                                            Name:    Mark W. Partin
                                                 -------------------------------
                                            Title:   Chief Financial Officer
                                                  ------------------------------

Dated:   April 18, 2000


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